EXHIBIT 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") is made and entered into as of the 1st day of January, 2005 among Talk America Holdings, Inc., a Delaware corporation (the “Company”) and Gabriel Battista ("Consultant") .

WHEREAS, Consultant has been a valuable Consultant of Company, serving Company in the past as Chief Executive Officer and Chairman of the Board of Directors and recently as Executive Chairman of the Board of Directors;

WHEREAS, Company desires to engage Consultant to provide Company with the services provided in this Agreement and Consultant desires to be engaged by Company as provided in this Agreement; and

WHEREAS, Company and Consultant desire to enter into this Agreement that sets forth the terms and conditions of said engagement.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

1.     Engagement.

1.1    Company agrees to engage Consultant to provide to Company the “Consulting Services” as defined below, and Consultant accepts such engagement and agrees to provide to Company the Consulting Services as set forth below, on the terms and conditions set forth herein. Except as otherwise specifically provided herein, Consultant’s engagement shall be subject to the policies and practices of Company in effect from time to time during the term of Consultant’s engagement hereunder (including, without limitation, its practices as to tax reporting and withholding).

1.2    Consultant agrees during the Term to monitor, advise and consult with Company on certain regulatory and operational matters at the request of and as reasonably requested by Company’s Chief Executive Officer (“Consulting Services”). Company and Consultant estimate that Consultant shall provide fifty hours per month of Consulting Services or an aggregate of six hundred (600) hours during the Term under this Agreement, at times reasonably requested by Company and reasonably convenient to Consultant.

1.3    Consultant shall perform his duties and responsibilities to the best of his abilities hereunder in a diligent manner. Consultant agrees that during the Term (as defined below) he will not enter into any agreement, understanding or relationship that would prohibit the performance of the Consulting Services by him or that would create a conflict of interest with regard to the performance of the Consulting Services.

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2.     Term of Agreement. The term of this Agreement shall commence January 1, 2005 and continue in effect until December 31, 2005, except as hereinafter provided (the "Term").

3.     Compensation and Related Matters.

3.1    Compensation. During the Term, Company shall pay to Consultant a monthly fee of twenty-five thousand dollars ($25,000) (“Consulting Fee”).

3.2    Health and Medical Benefit Plans and Arrangements. Consultant shall be entitled to participate in and to receive health and medical benefits under Company's Employee benefit plans and arrangements as are made available to the Company's senior executive officers during the Term, which health and medical benefit plans and arrangements may be altered from time to time at the discretion of the Board of Directors of Company (the “Benefits”).

3.3    Expenses. Company shall promptly reimburse Consultant for all out-of-pocket expenses related to Company's business that are actually paid or incurred by him in the performance of his services under this Agreement and that are incurred, reported and documented in accordance with Company's policies.

3.4    Office. Company shall provide Consultant with an office and administrative support located at Company’s headquarters in Reston, Virginia.

4.     Termination. The Term of Consultant's engagement hereunder may be terminated under the following circumstances:

4.1     Death. The Term of Consultant's engagement hereunder shall terminate upon his death.

4.2     Disability. If Consultant becomes physically or mentally disabled during the term hereof so that he is unable to perform services required of him pursuant to this Agreement for an aggregate of six (6) months in any twelve (12) month period (a ‘Disability”), Company, at its option, may terminate Consultant’s employment hereunder.

4.3     Cause. Upon written notice, Company may terminate Consultant's engagement hereunder for Cause (as defined below). For purposes of this Agreement, Company shall have "Cause" to terminate Consultant's engagement hereunder upon: (a) a material breach by Consultant of any material provision of this Agreement if Consultant fails to cure such breach in the 30 day period following written notice specifying in reasonable detail the nature of the breach, (b) willful misconduct by Consultant as a consultant of Company in connection with misappropriating any funds or property of Company, (c) attempting to willfully obtain any personal profit from any transaction in which Consultant has an interest that is adverse to the interests of Company without disclosure thereof to, and consent from, the Board, or (d) Consultant’s gross neglect in the performance of the duties required to be performed by Consultant under this Agreement if Consultant fails to eliminate such neglect in the 30 day period following written notice specifying in reasonable detail the nature of the gross neglect.

4.4     By Consultant. Consultant may terminate his engagement hereunder:

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(a)     Upon forty-five (45) days’ prior written notice to Company, provided that, upon the giving of such notice by Consultant, Company may establish an earlier date for such termination under this Section 4.4 (a).

(b)     For Good Reason (as defined below) immediately and with notice to Company. "Good Reason" for termination by Consultant shall include, but is not limited to, material breach of any provision of this Agreement by Company, which breach shall not have been cured by Company within fifteen (15) days of receipt of written notice of said material breach.

4.5    Without Cause. Company may otherwise terminate the Term of Consultant's engagement at any time upon written notice to Consultant.

5.    Compensation In the Event of Termination. In the event that Consultant's employment hereunder terminates prior to the end of the Term, Company shall make payments to Consultant as set forth below:

5.1    By Consultant for Good Reason; By Company Without Cause. In the event that Consultant's engagement hereunder is terminated by Company without Cause or by Consultant for Good Reason, then the Company shall: (a) continue to pay to Consultant the Consulting Fee and Benefits to which Consultant would be entitled hereunder in the manner provided for herein for the period of time ending on the date when the Term would otherwise have expired in accordance with Section 2 hereof, and (b) reimburse Consultant for expenses that may have been incurred, but which have not been paid as of the date of termination, subject to the requirements of Section 3.3 hereof.

5.2    By Company for Cause; By Consultant Without Good Reason. In the event that Company shall terminate Consultant's engagement hereunder for Cause pursuant to Section 4.3 hereof or Consultant shall terminate his engagement hereunder without Good Reason, all compensation and Benefits, as specified in Section 3 of this Agreement, theretofore payable or provided to Consultant shall cease to be payable or provided, except for reimbursement of expenses that may have been incurred, but which have not been paid as of the date of termination, subject to the requirements of Section 3.3 hereof.

5.3    Death. In the event of Consultant's death, Company shall not be obligated to pay Consultant or his estate or beneficiaries any compensation except for reimbursement of expenses that may have been incurred, but which have not been paid as of the date of death, subject to the requirements of Section 3.3 hereof.

5.4    Disability. In the event of Consultant's Disability, the Company shall not be obligated to pay Consultant or his estate or beneficiaries any additional compensation except for any reimbursement for expenses that may have been incurred but which have not been paid as of the date of Disability, subject to the requirements of Section 3.3 hereof.

6.    Unauthorized Disclosure. Consultant shall not, without the prior written consent of Company, disclose or use in any way, either during the Consultant’s employment with Company or thereafter, except as required in the course of such engagement, any confidential business or technical information or trade secret acquired in the course of such employment (including, without limitation of the generality of the foregoing, any and all information referred to in

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Section 8 hereof), whether or not conceived of or prepared by him, that is related to the actual or anticipated business, services, research and development of Company or any of its Affiliates or to existing or future products or services of Company or any of its Affiliates; provided, that the foregoing shall not apply to (i) information that is not unique to Company or that is generally known to the industry or the public other than as a result of Consultant’s breach of this covenant, (ii) information known to the Consultant prior to the date he first became an Consultant of Company or any of its Affiliates (except insofar as it is part of the information that is the exclusive property of Company as provided in Section 8), or (iii) information that Consultant is required to disclose to or by any governmental or judicial authority; provided, however, if Consultant should be required in the course of judicial or administrative proceedings to disclose any information, Consultant shall give Company prompt written notice thereof so that Company may seek an appropriate protective order and/or waive in writing compliance with the confidentiality provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver by Company, Consultant is nonetheless, in the written opinion of its counsel, compelled to disclose information to a court or tribunal or otherwise stand liable for contempt or suffer other serious censure or penalty, Consultant may disclose such information to such court or tribunal without liability to any other party hereto.

7.    Tangible Items. All files, records, documents, manuals, books, forms, reports, memoranda, studies, data, calculations, recordings and correspondence, in whatever form they may exist, and all copies, abstracts and summaries of the foregoing and all physical items related to the business of Company and its affiliates, other than merely personal items, whether of a public nature or not, and whether prepared by Consultant or not, and which are received by Consultant from, or on behalf of Company or an Affiliate in the course of his employment hereunder are and shall remain the exclusive property of Company and any such Affiliate and shall not be removed from premises of the Company or such Affiliate, as the case may be, except as required in the course of Consultant’s engagement hereunder, without the prior written consent of the Board, and the same shall be promptly returned by Consultant upon the termination of Consultant's engagement with Company or at any time prior thereto upon the request of the Board.

8.    Inventions and Patents. Consultant agrees that all inventions, innovations, ideas, concepts, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information that relates to the actual or anticipated business, services, research and development of Company or any of its Affiliates or existing or future products or services of Company or any of its Affiliates, tangible or intangible, and that are conceived, developed or made by or at the direction of Consultant while engaged by Company, and all rights to the results and proceeds of any thereof and all now known and hereafter existing rights of every kind and nature throughout the universe, in perpetuity and in all languages, pertaining to such results and proceeds and all elements thereof for all now known and hereafter existing uses, media and form will be owned exclusively by Company; and the foregoing is inclusive of a full irrevocable and perpetual assignment to Company. Consultant acknowledges that there are, and may be, new uses, media, means and forms of exploitation throughout the universe employing current and/or future technology yet to be developed, and the parties specifically intend the foregoing full, irrevocable and perpetual grant of rights to Company to include all such now known and unknown uses, media and form of exploitation, throughout the universe. Consultant agrees to execute at any time upon the Company’s request such further documents or do such other acts (whether before, during or after the Term) as may be

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required to evidence and/or confirm the Company’s ownership of any or all of the foregoing. The termination, completion or breach of this Agreement for any reason and by either party shall not affect the Company’s exclusive ownership of any or all of the foregoing.

9.    Certain Restrictive Covenants. During the Term, and for a period ending twelve (12) months after the earlier of Consultant's termination of the consulting services hereunder and the end of the Term, Consultant agrees that he will not act, either directly or indirectly, as a partner, officer, director, substantial stockholder or Consultant of, or render advisory or other services for, or in connection with, or become interested in, or make any substantial financial investment in any firm, corporation, business entity or business enterprise that competes with the business of Company (each, a “Competitor”), except with the express written consent of the Board. Consultant further agrees that in the event of the termination of his employment under Section 4 hereof, for a period of twelve (12) months thereafter, he will not employ or offer to employ, actively interfere with the relationship of Company or an Affiliate with, any Consultant of Company or any Consultant of any Affiliate.

10.    Consultant Representations. Consultant hereby represents and warrants to Company that: (a) the execution, delivery and performance of this Agreement by Consultant does not and will not conflict with, breach, violate or cause a default under any employment, noncompetition or confidentiality contract or agreement; instrument; order, judgment or decree to which Consultant is a party or by which he is bound, and (b) upon the execution and delivery of this Agreement by Company, this Agreement shall be the valid and binding obligation of Consultant, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditor generally.

11.    Company Representations. Company represents and warrants (a) that it is duly authorized and empowered to enter into this Agreement, (b) the execution, delivery and performance of this Agreement by Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Company is a party or by which it is bound, and (c) upon the execution and delivery of this Agreement by Consultant, this Agreement shall be the valid and binding obligation of Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditor generally.

12    Remedies. Consultant acknowledges that the restrictions and agreements contained in this Agreement are reasonable and necessary to protect the legitimate interests of Company, and that any violation of this Agreement will cause substantial and irreparable injury to Company that would not be quantifiable and for which no adequate remedy would exist at law and agrees that injunctive relief, in addition to all other remedies, shall be available therefor.

13.    Severability. It is the intent and understanding of the parties hereto that if, in any action before any court or other tribunal of competent jurisdiction legally empowered to enforce this Agreement, any term, restriction, covenant, or promise is held to be unenforceable as a result of being unreasonable or for any other reason, then such term, restriction, covenant, or promise shall not thereby be terminated, but, that it shall be deemed modified to the extent necessary to make it enforceable by such court or other tribunal and, if it cannot be so modified, that it shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, and this agreement shall be deemed to be in full force and effect as so modified and such

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modification or amendment in any event shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.

14    Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when received if delivered in person or by overnight courier or if mailed by United States registered mail, return receipt requested, postage prepaid, to the following addresses:

If to Consultant:   Gabriel Battista
12428 Bacall Lane
Potomac, MD 20854
Fax No.: (301) 963-2062

If to Company:    Talk America Holdings, Inc.
6805 Route 202
New Hope, Pennsylvania 18938
Attn: EVP - General Counsel
Fax No.: (215) 862-1960

Either party may change its address for notices by written notice to the other party in accordance with this Section.

15.    Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing executed by Consultant and Company. No waiver by any party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

16.    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of Pennsylvania relating to contracts made and to be performed entirely therein.

18.    Headings. The headings in this Agreement are inserted for convenience only and shall have no significance in the interpretation of this Agreement.

19.    Successors.  Company may not assign any of its rights or obligations under this Agreement hereunder. Consultant may assign his rights, but not his obligations, hereunder and all of Consultant's rights hereunder shall inure to the benefit of his estate, personal representatives, designees or other legal representatives. All of the rights of Company hereunder shall inure to the benefit of, and be enforceable by the successors of Company. Any person, firm or corporation succeeding to the business of Company by merger, purchase, consolidation or otherwise shall be deemed to have assumed the obligations of Company hereunder; provided, however, that Company shall, notwithstanding such assumption by a successor, remain primarily liable and responsible for the fulfillment of its obligations under this Agreement.

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20.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

21.    Certain Words. As used in this Agreement, the words “herein,” “hereunder,” “hereof” and similar words shall be deemed to refer to this Agreement in its entirety, and not to any particular provision of this Agreement unless the context clearly requires otherwise.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first written above.

Talk America Holdings, Inc.

By:  /s/ Aloysius T. Lawn IV
       Aloysius T. Lawn IV
       EVP - General Counsel

/s/ Gabriel Battista
Gabriel Battista

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